UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2006

TRAMMELL CROW COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	1-13531	75-2721454
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

2001 Ross Avenue
Suite 3400
Dallas, Texas
(Address of principal		75201
executive offices)		(Zip code)

Registrant’s telephone number, including area code:  (214) 863-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 30, 2006, Trammell Crow Company (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CB Richard Ellis Group, Inc. (“CBRE”) and A-2 Acquisition Corp., a wholly owned subsidiary of CBRE (“Merger Sub”).  Subject to the terms and conditions in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), and the Company will survive the Merger as a wholly-owned subsidiary of CBRE.  On December 18, 2006, the Company held a special meeting of its stockholders in connection with the proposed merger. At the special meeting, the stockholders voted to approve and adopt the Merger Agreement.  A copy of the press release issued by the Company on December 18, 2006 announcing the results of its special meeting is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Exhibit Title

99.1	Press release, dated December 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAMMELL CROW COMPANY

Date: December 18, 2006

By:	/s/ J. Christopher Kirk

J. Christopher Kirk
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press release, dated December 18, 2006.